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                                                                  Exhibit 10.53

                          COVERTIBLE PROMISSORY NOTE


1.   MAKER'S PROMISE TO PAY
     ----------------------

     FOR VALUE RECEIVED in installments as herein provided, PLY Stadium Partners, Inc., a Nevada corporation ("Maker"), promises to pay to Polyphase Corporation, a Nevada corporation or order ("Lender"), at 16885 Dallas Parkway, Suite 400, Dallas, Texas 75248, or at such other place as the holder hereof may designate in writing in accordance with that certain Master Loan Agreement dated January 1, 1996 between the Maker and Lender (the "Loan Agreement"), the principal sum of Four Million Dollars ($4,000,000), together with accrued interest on the aggregate unpaid principal amount outstanding from time to time hereunder at the rate set forth in Section 4 hereof and all other fees payable hereunder including, without limitation, attorneys' fees and expenses (whether litigation is required) in the manner and upon the terms and conditions set forth below. As used herein, the term "Lender" shall mean Lender and any subsequent holder of this Note, whichever is applicable from time to time.

2.   MATURITY DATE
     -------------

     The unpaid principal balance hereof together with all unpaid interest accrued thereon and any other sums payable hereunder, shall be due and payable on December 31, 2000.

3.   PREPAYMENT
     ----------

     This Note may be prepaid in full or in part at any time without premium or penalty.

4.   INTEREST RATE
     -------------

     The outstanding principal amount of this Note shall bear simple interest from the date hereof until paid at the annual rate of twelve percent (12%) except as otherwise provided in this Section 4 and Section 8 hereof (the "Interest Rate"). Throughout the term of this Note, interest shall be calculated on a 365-day year, but shall be computed for the actual number of days in the period for which interest is charged.

     In the event any payment hereunder is not made when due, then the amount of the interest accrued for the period immediately proceeding the date on which payment is due shall be added to principal and shall bear interest as principal hereunder.

     In the event any sum hereunder has not been paid on or before the Maturity Date, then interest shall be compounded daily thereafter until payment in full of all sums due hereunder.

5.   SECURITY
     --------

     This Note evidences the obligation of Maker to Lender which is secured by the collateral described in the Loan Agreement (the "Collateral") and the guarantees of Paul Tanner and the Pyrenees group.

6.   CONVERSION
     ----------

     The outstanding principal balance of this Note is convertible into fourteen percent (14%) of each class of the shares of stock of PLY Stadium Partners, Inc. currently issued and outstanding or which may become issued and outstanding.

     Maker will not amend the Articles of Incorporation or participate in any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, for

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the purpose of avoiding or seeking to avoid the observance or performance of any of the terms to be observed or performed hereunder by Maker, but will at all times in good faith assist in carrying out all provisions of this Section and in the taking of all such action as may be reasonably necessary or appropriate in order to protect the conversion rights of Lender against dilution or other impairment.

7.   REMEDIES
     --------

     Upon the occurrence of any Event of Default and without demand or notice, Lender shall have the option to declare the entire balance of principal hereof together with all accrued interest thereon immediately due and payable and to exercise all rights and remedies available by law, contract, equity or otherwise. Upon the occurrence of an Event of Default, the entire balance of principal together with all accrued interest thereon shall bear interest at a default rate equal to the Interest Rate. No delay or omission on the part of Lender hereof in exercising any power or right unfired this Note or under any agreement, document, provision of law or otherwise shall operate as a waiver of such power or right or preclude other or further exercise thereof or the exercise of any other power or right. Enforcement by Lender of any security or the payment hereof shall not constitute an election by Lender of remedies so as to preclude the exercise of any other remedy available to Lender. Acceptance of payment after its due date shall not waive the right of Lender to require prompt payment when due of all other payments or to declare a default for failure to so pay. The application of this default rate shall not be interpreted or deemed to extend any due date or otherwise limit any of Lender's remedies or rights hereunder or otherwise existing.

8.   INTEREST RATE LIMITATION
     ------------------------

     In the event that, for any reason, it shall be determined that the usury law of the State of Texas is applicable to this Note, Lender and Maker stipulate and agree that none of the terms and provisions contained herein shall ever be construed to create a contract for the use, forbearance or detention of money requiring payment of interest at a rate in excess of the maximum interest rate permitted to be charged by the laws of the State of Texas. In such event, if Lender shall collect monies which are deemed to constitute interest which would otherwise increase the effective interest rate of this Note to a rate in excess of the maximum rate permitted to be charged by the laws of the State of Texas, all such sums deemed to constitute interest in excess of such maximum rate shall, at the option of Lender, be credited to the payment of the sums due hereunder or returned to Maker.

9.   WAIVER
     ------

     Maker, for itself and its legal representatives, successors and assigns, hereby waives diligence, presentment of payment, protest demand, exhibition of this Note, notice of protest, notice of dishonor, notice of nonpayment, notice of demand, notice of maturity and any and all exemption rights from the indebtedness of this Note and expressly agrees that, without in any way affecting the liability of Maker hereunder, Lender may extend any maturity date or the time for payment of any installment due hereunder, accept additional security, release any party liable hereunder. And release any security now or hereafter securing this Note. Maker further waives, to the full extent permitted by law, the right to plead any and all statutes of limitations as a defense to any demand on this Note, or on any deed of trust, security agreement, lease assignment, guaranty or other agreement now or hereafter securing this Note.

10.  NOTICES
     -------

     Any notice or other communications required or permitted hereunder shall be in writing and shall be delivered personally, telegraphed, sent by facsimile transmission when followed by the mailing of such notice within one (1) business day of such transmission by First Class United States mail, or sent by certified, registered or express mail, postage prepaid. Any such notice shall be deemed given when so delivered personally, telegraphed or sent by facsimile transmission, or if mailed, two days after the date of deposit in the United States mail, as follows:

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     (a)   if to Maker:      PLY Stadium Partners, Inc.
                             2300 W. Sahara, Suite 130
                             Las Vegas, Nevada  89102

     (b)   if to Lender to:  Polyphase Corporation
                             16885 Dallas Parkway, Suite 400
                             Dallas, Texas  75248

     Any party may be giving notice in accordance with this Section 11 to the other party designate under address or individual for receipt of notices hereunder.

11.  ATTORNEY'S FEES
     ---------------

     In the event of any controversy, claim or dispute arising from or relating to this Note, the prevailing party shall be entitled to recover from the losing party all costs of enforcement and collection, including, without limitation, reasonable attorneys' fees incurred by the prevailing party in connection therewith, whether such enforcement and collection includes the filing of a lawsuit; provided, however, that if the losing party is entitled to and does appeal any judgment resulting from a lawsuit or other action filed with respect thereto, then the prevailing party shall be determined upon the issuance of a final, non-appealable order with respect to such lawsuit or other action.

12.  SEVERABILITY
     ------------

     Every provision of this Note is intended to be severable. In the event any term or provision hereof is declared by a court of competent jurisdiction to be illegal or invalid for any reason whatsoever, such illegality or invalidity shall not effect the balance of terms and provisions hereof, which terms and provisions shall remain binding and enforceable.

13.  TIME IS OF THE ESSENCE
     ----------------------

     Time is of the essence with respect to each obligation of Maker hereunder.

14.  NUMBER AND GENDER
     -----------------

     Wherever the context so requires, the singular number shall include the plural; the plural shall include the singular; and the neuter, masculine and feminine genders shall each respectively include the others.

15.  HEADINGS
     --------

     Headings at the beginning of each numbered Section of this Note are intended solely for convenience and are not to be deemed or construed to be part of this Note.

16.  CHOICE OF LAW
     -------------

     This Note shall be governed by and construed in accordance with the laws of the State of Texas.


Date: ___________ __, 199_                  PLY STADIUM PARTNERS, INC.


                                            By:
                                               ------------------------------
                                               Paul Tanner, President

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